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                                                              EXHIBIT 99.(c)(13)



                              TERMINATION AGREEMENT


         This Termination Agreement (this "Termination Agreement") is made and entered into as of this 27th day of August, 1998, to be effective as of the Effective Date (as hereinafter defined), by and among Berg Electronics Corp., a Delaware corporation ("Holdings"), Berg Electronics Group, Inc., a Delaware corporation (the "Company"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership ("HMCo").

                                    RECITALS:

         WHEREAS, Holdings, the Company and HMCo entered into that certain Amended and Restated Monitoring and Oversight Agreement dated as of March 6, 1996 (the "Oversight Agreement");

         WHEREAS, the Oversight Agreement was supplemented by that certain indemnification letter agreement, dated March 6, 1996, by and among Holdings, the Company and HMCo (together with the Oversight Agreement, the "Agreement");

         WHEREAS, Holdings is party to an Agreement and Plan of Merger (the "Merger Agreement"), dated the date hereof, with Framatome Connectors International S.A., a corporation organized under the laws of the Republic of France ("FCI"), and Bravo Acquisition Co., a Delaware corporation; and

         WHEREAS, in connection with the consummation of the transactions contemplated under the Merger Agreement, Holdings, the Company and HMCo desire to terminate the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Company and HMCo do hereby agree as follows:

         1.       Termination of Agreement.

         The Agreement shall terminate effective immediately upon the consummation of the Offer (as defined in the Merger Agreement) (the "Effective Date"), and thereafter shall be of no further force and effect; provided, however, that the









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provisions of Section 5 of the Agreement shall survive indefinitely. Except as otherwise set forth herein, each of the parties hereto releases and forever discharges the other parties hereto from all obligations and liabilities arising under any and all of the terms and conditions of the Agreement and any document executed in connection therewith. Notwithstanding the foregoing, Holdings and the Company shall continue to be obligated for the payment of any amounts which have accrued to HMCo on or prior to the Effective Date under the Agreement and remain unpaid as of the Effective Date.

         2.       Acknowledgements and Agreements.

         Notwithstanding anything to the contrary contained in this Termination Agreement, HMCo hereby acknowledges and agrees that (i) the consummation of the transactions contemplated by the Merger Agreement, including without limitation the Offer, shall not be deemed an Add-on Transaction for purposes of the Agreement and, accordingly, HMCo is not entitled to an Add-on Transaction Fee in connection therewith and (ii) the Agreement shall be terminated for all purposes as of the Effective Date without regard to the Termination Option set forth in
Section 2 of the Agreement and, accordingly, HMCo hereby waives any amounts payable to HMCo for the remainder of the Primary Term except for the amounts set forth in Section 1 of this Termination Agreement.

         3.       Miscellaneous.

                  a. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  b. The headings contained in this Termination Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Termination Agreement.

                  c. If any provision of this Termination Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the maximum extent permitted by law and the parties' fundamental intentions in that and other contexts, and the remainder of this Termination Agreement shall not be affected thereby.

                  d. This Termination Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

                  e. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.



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         IN WITNESS WHEREOF, Holdings, the Company and HMCo have executed this
Termination Agreement as of the date first written above.


                                  BERG ELECTRONICS CORP.


                                  By: /s/ DAVID M. SINDELAR
                                     -------------------------------------------
                                  Name: David M. Sindelar
                                       -----------------------------------------
                                  Title: Senior Vice President and Chief
                                         Financial Officer
                                        ----------------------------------------




                                  BERG ELECTRONICS GROUP, INC.


                                  By: /s/ DAVID M. SINDELAR
                                     -------------------------------------------
                                  Name: David M. Sindelar
                                       -----------------------------------------
                                  Title: Senior Vice President and Chief
                                         Financial Officer
                                        ----------------------------------------




                                  HICKS, MUSE & CO. PARTNERS, L.P.

                                  By:      HM Partners Inc., its General Partner


                                           By: /s/ LAWRENCE D. STUART
                                              ----------------------------------
                                           Name: Lawrence D. Stuart
                                                --------------------------------
                                           Title: Managing Director and
                                                  Principal and Executive Vice
                                                  President
                                                 -------------------------------